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                                                                     EXHIBIT 12a

                     UNITED RENTALS (NORTH AMERICA), INC.

        STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                     Year Ended December 31
                                     -----------------------------------------------------------          Three Months Ended
                                     1994          1995          1996         1997          1998          March 31, 1999
                                     ----          ----          ----         ----          ----          --------------
                                                     (dollars in thousands)
Earnings:
  Income before
   provision for income
   taxes and extraordinary
   items....................         $26,025       $33,781       $38,146       $34,917      $ 86,906      $ 33,058
  Interest expense..........           6,245         7,490        11,278        11,847        64,157        24,373
  Amortization of debt
   issuance costs...........                            27            78           124         1,423           890
  Interest portion of
   rent expense (1).........           1,239         1,358         1,514         2,305         6,834         5,427
                                     -------       -------       -------       -------      --------      --------

     Earnings as
     adjusted...............         $33,509       $42,656       $51,016       $49,193      $159,320      $ 63,748
                                     =======       =======       =======       =======      ========      ========
Fixed charges:
  Interest expense..........         $ 6,245       $ 7,490       $11,278       $11,847      $ 64,157      $ 24,373
  Amortization of debt
   issuance costs...........                            27            78           124         1,423           890
  Interest portion of
   rent expense (1).........           1,239         1,358         1,514         2,305         6,834         5,427
                                     -------       -------       -------       -------       -------       -------
    Fixed charges...........         $ 7,484       $ 8,875       $12,870       $14,276      $ 72,414      $ 30,690
                                     =======       =======       =======       =======      ========      ========
Ratio of earnings to
 fixed charges..............            4.5x          4.8x          4.0x          3.4x          2.2x          2.1x
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(1)  The interest portion of rent expense is estimated to be one-third of rent expense.